UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2012

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 8, 2012, World Fuel Services Corporation (the “Company”) held its annual meeting of shareholders.  The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of Directors

The shareholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the annual meeting in 2013 or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Michael J. Kasbar	60,520,304	246,945	—	6,164,292
Paul H. Stebbins	59,940,312	826,937	—	6,164,292
Ken Bakshi	60,025,426	741,823	—	6,164,292
Richard A. Kassar	48,409,552	12,357,697	—	6,164,292
Myles Klein	59,953,675	813,574	—	6,164,292
Abby F. Kohnstamm	60,465,857	301,392	—	6,164,292
John L. Manley	60,450,753	316,496	—	6,164,292
J. Thomas Presby	60,411,635	355,614	—	6,164,292
Stephen K. Roddenberry	60,035,122	732,127	—	6,164,292

Proposal 2: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,214,376	1,095,857	457,016	6,164,292

Proposal 3: Ratification of Appointment of Independent Registered Certified Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2012 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,886,631	974,456	70,454	—

Item 7.01.	Regulation FD Disclosure

World Fuel Services Corporation announced today that its board of directors has declared a quarterly cash dividend of $0.0375 per share payable on July 6, 2012 to shareholders of record on June 22, 2012.  A copy of the press release is attached hereto as Exhibit 99.1.

This information and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press Release, dated June 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June 12, 2012	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and Corporate Secretary